                                                                     EXHIBIT 4.6
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                         REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (this "Agreement") is entered into as of July 11, 1996 by and between Patriot American Hospitality,Inc., a Virginia corporation (the "Company") and Houston Greenspoint Hotel Associates, L.P., a Texas limited partnership (the "Holder").

     WHEREAS, the Holder is to receive units of limited partnership interest ("Units") in Patriot American Hospitality Partnership, L.P. (the "Operating Partnership") pursuant to a Contribution Agreement by and between the Company and the Holder of even date herewith (the "Contribution Agreement"), which Units, at the Company's option, may be redeemed for shares of the Company's common stock, no par value ("Common Stock").

     NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follow:


1.   Registration.
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            (a) Piggyback Registration. If at any time while any Registrable
                ----------------------
Shares (as defined below) are outstanding (without any obligation to do so) the Company proposes to file a registration statement under the Securities Act of 1933, as amended (the "Securities Act") with respect to an offering of Common Stock solely for cash (other than a registration statement (i) on Form S-8 or any successor form to such Form or in connection with any employee or director welfare, benefit or compensation plan, (ii) on Form S-4 or any successor form to such Form or in connection with an exchange offer, (iii) in connection with a rights offering exclusively to existing holders of Common Stock (iv) in connection with a rights offering exclusively to solely to employees of the Company or its affiliates, or (v) relating to a transaction pursuant to Rule 145 of the Securities Act, whether or not for its own account (a "Piggyback Registration Statement"), the Company shall give prompt written notice of such proposed filing to the Holder. The notice referred to in the preceding sentence shall offer the Holder the opportunity to register such amount of Registrable Shares as the Holder may request (a "Piggyback Registration"). Subject to the provisions of Section 2 below, the Company shall include in such Piggyback Registration all Registrable Shares requested to be included in the registration and qualification for sale under the blue sky or securities laws of the various states and in any underwriting in connection therewith for which the Company has received a written request for inclusion therein within fifteen (15) calendar days after the notice referred to above has been given by the Company to the Holder. The Holder may withdraw all or part of the Registrable Shares from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration. If a Piggyback Registration is an underwritten primary registration on behalf of the Company and the managing underwriter advises the Company that the total number of shares of Common Stock requested to be included in such registration exceeds the number of shares of Common Stock which can be sold in such offering, the Company will include in such registration in the following priority: (i) first, all shares of Common Stock the Company proposes to sell, and (ii) second, up to the full number of applicable Registrable Shares requested to be included in such registration and, which in the opinion of such managing underwriter, can be sold without adversely affecting the price range or probability of success of such offering, which shall be allocated among the Holder and all other stockholders requesting registration on a pro rata basis. As used in this Agreement, the term "Registrable Shares" means shares of Common Stock issued or to be issued to the Holder upon redemption or in exchange for the Units issued pursuant to the Contribution Agreement, excluding (A) Common Stock for which a Registration Statement relating to the issuance or sale thereof shall have become effective under the Securities Act and which have been issued or disposed of under such Registration Statement, (B) Common Stock sold pursuant to Rule 144 under the Securities Act, or (C) Common Stock eligible for immediate sale pursuant to Rule 144 under the Securities Act.

            (b) Registration Statement Covering Issuance of Common Stock. In
                --------------------------------------------------------
lieu of the registration rights set forth in Section 1(a) above, the Company may, in its sole discretion, prior to two (2) years from the date of the issuance of the Units (or such other date as may be required under applicable provisions of the Securities Act) file a registration statement (the "Issuance Registration Statement") under Rule 415 under the Securities Act relating to the issuance to the Holder of shares of Common Stock upon the redemption or in exchange for such Units. Thereupon, the Company shall use reasonable efforts to cause such Issuance Registration Statement to be declared effective by the SEC for all shares of Common Stock covered thereby. Any Piggyback Registration Statement or Issuance Registration Statement are sometimes referred to as a "Registration Statement."

2.   Registration Procedures:
     -----------------------

            (a) The Company shall notify the Holder of the effectiveness of the Registration Statement (including any amendments, supplements and exhibits), the prospectus contained therein (including each preliminary prospectus), any documents incorporated by reference in the Registration Statement and such other documents as the Holder may reasonably request in order to facilitate its sale of the Registrable Shares in the manner described in the Registration Statement.

            (b) The Company shall prepare and file with the SEC from time to time such amendments and supplements to the Registration Statement and prospectus used in connection therewith as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Shares until the earlier of (i) such time as all of the Registrable Shares have been disposed of in accordance with the intended methods of disposition by the Holder as set forth in the Registration Statement, or (ii) the date on which the Registration Statement ceases to be effective. Within twenty (20) business days following notice from the Holder, the Company shall file any supplement or post-effective amendment to the Registration Statement with respect to the Holder's interests in or plan of distribution of Registrable Shares that is reasonably necessary to permit the sale of the Holder's Registrable Shares pursuant to the Registration Statement and the Company shall file any necessary listing applications or amendments to the existing applications to cause the shares to be then listed or quoted on the primary exchange or quotation system on which the Common Stock is then listed or quoted.

            (c) The Company shall promptly notify the Holder of, and confirm in writing, any request by the SEC for amendments or supplements to the Registration Statement or the prospectus related thereto or for additional information. In addition, the Company shall promptly notify the Holder of, and confirm in writing, the filing of the Registration Statement, any prospectus supplement related thereto or any post-effective amendment to the Registration Statement and the effectiveness of any post-effective amendment.

            (d) The Company shall immediately notify the Holder, at any time when a prospectus relating to the Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In such event and subject to paragraph 7 of this Agreement, the Company shall promptly prepare and furnish the Holder with a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of Registrable Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, no misleading.

3.   State Securities Laws.  Subject to the conditions set forth in this
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Agreement, the Company shall, promptly upon the filing of a Registration
Statement including Registrable Shares, file such documents as may be necessary to register or qualify the Registrable Shares under the securities or "Blue Sky" laws of such states as the Holder may reasonably request, and the Company shall use reasonable efforts to cause such filings to become effective; provided,
                                                                  --------
however, that the Company shall not be obligated to qualify as a foreign
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corporation to do business under the laws of any such state in which it is not then qualified or to file any general consent to service of process in any such state. The Company shall promptly notify the Holder of, and confirm in writing, the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Shares for sale under the securities or "Blue Sky" laws of any jurisdiction or the initiation or threat of any proceeding for such purpose.

4.   Expenses.  The Company shall bear all expenses incurred in connection
     --------
with the registration of the Registrable Shares pursuant to this Agreement.
Such expenses shall include, without limitation, all printing, legal and accounting expenses incurred by the Company and all registration and filing fees imposed by the SEC, any state securities commission or the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, the principal national securities exchange or national market system on which the Common Stock is then traded or quoted. Additionally, the Holder shall be responsible for any brokerage or underwriting commissions and taxes of any kind (including, without limitation, transfer taxes) with respect to any disposition, sale or transfer of Registrable Shares and for any legal, accounting and other expenses incurred by it. The Holder shall also be responsible for any expenses incurred by the Company in connection with the Holder's withdrawal of all or part of the Registrable Shares from a Piggyback Registration.

5.   Indemnification by the Company.  The Company agrees to indemnify the
     ------------------------------
Holder and its officers, directors, employees, agents, representatives and affiliates, and each person or entity, if any, that controls the Holder within the meaning of the Securities Act, and each other person or entity, if any, subject to liability because of his, her or its connection with the Holder, and any underwriter and any person who controls the underwriter within the meaning the Securities Act (an "Indemnitee") against any and all losses, claims, damages, actions, liabilities, costs and expenses (including without limitation reasonable attorneys' fees, expenses and disbursements documented in writing), joint or several, arising out of or based upon any untrue or alleged untrue statement of material fact contained in the Registration Statement or any prospectus contained therein, or any omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as to the extent that such statement or omission arose out of or was based upon information regarding the Indemnitee or its plan of distribution which was furnished to the Company by the Indemnitee for use therein, provided, further that the Company shall not be liable to any person who participates as an underwriter in the offering or sale of Registrable Shares or any other person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (i) an untrue statement or omission or alleged untrue statement or omission made in such Registration Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Indemnitee expressly for use in connection with the Registration Statement or the prospectus contained therein by such Indemnitee, or (ii) such Indemnitee's failure to send or give a copy of the final prospectus furnished to it by the Company at or prior to the time such action is required by the Securities Act to the person claiming an untrue statement or alleged untrue statement or omission if such loss, claim, damage, liability or expense would not have arisen had such delivery occurred.

6.   Covenants of Holder.  The Holder hereby agrees (a) to cooperate with
     -------------------
the Company and to furnish to the Company within 10 days of request all such information in connection with the preparation of the Registration Statement and any filings with any state securities commissions as the Company may reasonably request, (b) to deliver or cause delivery of the prospectus contained in the Registration Statement to any purchaser of the shares covered by the Registration Statement from the Holder, (c) to notify the Company of any sale of Registrable Securities by the Holder, and (d) to indemnify the Company, its officers, directors, employees, agents, representatives and affiliates, and each person, if any, who controls the Company within the meaning of the Securities Act, and each other person, if any, subject to liability because of his connection with the Company, against any and all losses, claims, damages, actions, liabilities, costs and expenses arising out of or based upon (i) any untrue statement or alleged untrue statement of material fact contained in either Registration Statement or the prospectus contained therein, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if and to the extent that such statement or omission arose out of or was based upon information regarding the Holder or its plan of distribution which was furnished to the Company by the Holder in writing expressly for use therein, or (ii) the failure by the Holder to deliver or cause to be delivered the prospectus contained in the Registration Statement (as amended or supplemented, if applicable) furnished by the Company to the Holder to any purchaser of the shares covered by the Registration Statement from the Holder. Notwithstanding the foregoing, (i) in no event will the Holder have any obligation under this Section 6 for amounts the Company pays in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), and (ii) the total amount for which the Holder shall be liable under this Section 6 shall not in any event exceed the aggregate proceeds received by it from the sale of the Holder's Registrable Shares in such registration.

7.   Suspension of Registration Requirement.
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     (a) The Company shall promptly notify the Holder of, and confirm in writing, the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company shall use reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment.

     (b) Notwithstanding anything to the contrary set forth in this Agreement, the Company's obligation under this Agreement to use reasonable efforts to cause the Registration Statement and any filings with any state securities commission to be made or to become effective or to amend or supplement the Registration Statement shall be suspended in the event and during such period that the Company is in possession of material, nonpublic information, as to which the Company has a bona fide business purpose for preserving confidentiality or which renders the Company unable to comply with SEC requirements (such circumstances being hereinafter referred to as a "Suspension Event") that would make it impractical or unadvisable to cause the Registration Statement or such filings to be made or to become effective or to amend or supplement the Registration Statement, but such suspension shall continue only for so long as such event or its effect is continuing but no event will that suspension exceed 60 days. The Company agrees not to exercise the rights set forth in this Section 7(b) more than twice in any twelve month period. The Company shall notify the Holder of the existence of any Suspension Event.

     (c) To the extent the Holder's Registrable Shares are covered by a Registration Statement filed pursuant to Section 1 hereof, the Holder agrees, if requested by the Company in the case of a nonunderwritten offering (a "Nonunderwritten Offering") or if requested by the managing underwriter or underwriters in an underwritten offering (an "Underwritten Offering," collectively with Nonunderwritten Offering, the "Offering"), not to effect any public sale or distribution of any of the securities of the Company of any class included in such Offering, including a sale pursuant to Rule 144 or Rule 144A under the Securities Act (except as part of such Offering), during the 15-day period prior to, and during the 45-day period beginning on the date of pricing of each Offering, to the extent timely notified in writing by the Company or the managing underwriters.

8.   Black-Out Period.  Following the effectiveness of the Registration
     ----------------
Statement and the filings with any state securities commissions, the Holder agrees that it will not effect any sales of the Registrable Shares pursuant to the Registration Statement or any such filings at any time after it has received notice from the Company to suspend sales as a result of the occurrence or existence of any Suspension Event, during any Offering or so that the Company may correct or update the Registration Statement or such filing pursuant to
Section 2(c) or 2(d). The Holder may recommence effecting sales of the Registrable Shares pursuant to the Registration Statement or such filings following further notice to such effect from the Company.

9.   Additional Shares.  The Company, at its option, may register, under any
     -----------------
registration statement and any filings with any state securities commissions filed pursuant to this Agreement, any number of unissued shares of Common Stock or any shares of Common Stock owned by any other shareholder or shareholders of the Company.

10.  Contribution.  If the indemnification provided for in Sections 5 and 6
     ------------
is unavailable to an indemnified party with respect to any losses, claims, damages, action, liabilities, costs or expenses referred to therein or is insufficient to hold the indemnified party harmless as contemplated therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, actions, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and the Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, actions, liabilities, costs or expenses as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Holder, on the other hand, shall be determined by reference to, among other factors, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company or by the Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission;

provided, however, that in no event shall the obligation of any indemnifying
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party to contribute under this Section 10 exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Sections 5 or 6 hereof had been available under the circumstances.

     The Company and the Holder agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.

     No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

     11.  No Other Obligation to Register.  Except as otherwise expressly
          -------------------------------
provided in this Agreement, the Company shall have no obligation to the Holder to register the Registrable Shares under the Securities Act.

     12.  Amendments and Waivers.  The provisions of this Agreement may not be
          ----------------------
amended, modified or supplemented with the prior written consent of the Company and the Holder.

     13.  Notices.  Except as set forth below, all notices and other
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communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telex or telecopier, registered or certified mail (return receipt requested), postage prepaid or courier or overnight delivery service to the Company and the Holder at the following addresses (or at such other address for any party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof), and further provided that in case of directions to amend the Registration Statement pursuant to Section 2(b) or
Section 6, the Holder must confirm such notice in writing by overnight express delivery with confirmation of receipt:

     If to the Company:  Patriot American Hospitality, Inc.
                         3030 LBJ Freeway, Suite 1500
                         Dallas, Texas  75234
                         Attn: Paul A. Nussbaum, Chairman and Chief Executive Officer

     With a copy to:     Goodwin, Procter & Hoar, LLP
                         Exchange Place
                         Boston, Massachusetts  02109
                         Attn:  Gilbert G. Menna, P.C.

     If to the Holder:   Houston Greenspoint Hotel Associates, L.P.
                         c/o Crow Family Holdings
                         3200 Trammell Crow Center
                         2001 Ross Avenue
                         Dallas, Texas  75201
                         Attn:  Sue Groenteman

     With a copy to:     Locke Purnell Rain Harrell
                         2200 Ross Avenue, Suite 2200
                         Dallas, Texas  75201-6776
                         Attn:  Janis H. Loegering

In addition to the manner of notice permitted above, notices given pursuant to Sections 1.7 and 8 hereof may be effected telephonically and confirmed in writing thereafter in the manner described above.

   14.  Successors and Assigns.  This Agreement shall be binding upon and
        ----------------------
inure to the benefit of the successors and assigns of the Company. This Agreement may be assigned by the Holder in the same manner and to the same extent that the Holder may transfer Units or Registrable Securities subject to the Agreement.

   15.  Counterparts.  This Agreement may be executed in any number of
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counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

   16.  Governing Law.  This Agreement shall be governed by and construed in
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accordance with the laws of the Commonwealth of Virginia applicable to contracts made and to be performed wholly within said Commonwealth.

   17.  Severability.  In the event that any one or more of the provisions
        ------------
contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

   18.  Entire Agreement.  This Agreement is intended by the parties as a
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final expression of their agreement and intended to be the complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to such subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                  PATRIOT AMERICAN HOSPITALITY, INC., a
                                  Virginia limited partnership



                                  By:
                                  Name:
                                  Title:


                                  HOUSTON GREENSPOINT HOTEL
                                  ASSOCIATES, L.P., a Texas limited partnership

                                  By:  Greenspoint Associates, Ltd., a
                                       __________ limited partnership,   its
                                       general partner

                                       By:  The New Greenspoint Hotel
                                            Corporation, a _____________
                                            corporation, its general partner



                                            By:
                                            Name:
                                            Title: